Exhibit 5.1

                             NACCARATO & ASSOCIATED
                           19600 Fairchild, Suite 260
                                Irvine, CA 92612
               Telephone: (949) 851-9261 Facsimile: (949) 851-9262

October 16, 2003

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:         Warning Model Management, Inc. (formerly Famous Fixins, Inc.)
            Form SB-2 Registration Statement, File No. 333-105124

Dear Sir or Madam:

         We have acted as counsel for Warning Model Management, Inc., a New York corporation (the "Company"), in connection with its Registration Statement on Form SB-2 and subsequent amendments (the "Registration Statement") being filed with the Securities and Exchange Commission relating to the registration for resale of 44,166,667 shares of Common Stock, par value $ .001 per share, of which 41,666,667 are issuable upon conversion of a convertible debenture and 1,000,000 shares are issuable upon the exercise of warrants issued to Mercator Momentum Fund LP and 1,500,000 shares held by Jason Bauer issuable upon the exchange of restricted shares.

            In connection with the foregoing, we have examined, among other things, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such other agreements, certificates and documents (including instruments evidencing or setting forth the terms and provisions of the Convertible Securities) as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.

            Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when sold in the manner described in the Registration Statement, legally and validly issued, and fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

            Very truly yours,

            /s/ Owen Naccarato, Esq.
            Naccarato & Associates